EXHIBIT 99

                  PRESS RELEASE OF WEBSTER CITY FEDERAL BANCORP



                                                                January 23, 2004
                                                           FOR IMMEDIATE RELEASE

                                          Contact:  Phyllis A. Murphy, President
                                                     and Chief Executive Officer
                                                              Tel (515) 832-3071



                          WEBSTER CITY FEDERAL BANCORP
                                  DIVIDEND NEWS


Webster City Federal Bancorp has announced a cash dividend of $.17 per share for the quarter ended December 31, 2003. The dividend will be payable to shareholders of record as of February 10, 2004 and will be paid on February 26, 2004.

WCF Financial, M.H.C., owner of 2,300,000 of the total outstanding shares of 3,772,372, has announced that it has waived the right to receive the dividend. Accordingly, the dividend will be paid on 1,472,372 marketable shares owned by the minority stockholders.

Webster City Federal Bancorp is the holding company for Webster City Federal Savings Bank and Security Title & Abstract, Inc. The Company trades under the Nasdaq symbol of WCFB.